UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2022, Aditxt, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors providing for the issuance and sale by the Company to the purchasers signatory thereto, of: (i) $1,477,777.78 in principal amount 10% Senior Secured Promissory Notes (the “August 2022 Notes”), resulting in gross proceeds to the Company of $1,330,000.00, exclusive of placement agent commission and fees and other offering expenses; (ii) 1,477,778 shares of common stock as commitment fees (the “August 2022 Commitment Shares”);, and warrants (the “Warrants”) to purchase up to 6,275,065 shares (the “August 2022 Warrant Shares”) of the Company’s common stock (together with the August 2022 Notes, the August 2022 Commitment Shares and the August 2022 Warrant Shares, the “August 2022 Securities”).

The August 2022 Notes have a maturity date of twelve (12) months from the date of issuance and are convertible at the option of the Investor at any time prior to maturity in shares of Common Stock (the “Conversion Shares”) at an initial conversion price of $0.2355 per share, subject to adjustment under certain circumstances. The holders of the August 2022 Notes have the right, following any calendar day following the Commencement Date (as defined therein) to convert all or any portion of the then outstanding and unpaid principal amount and interest into fully paid and non-assessable shares of common stock at the conversion price. The Company is prohibited from effecting a conversion of the Note to the extent that, as a result of such exercise, the Investor, together with the its affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares. In addition, the sum of the aggregate number of shares of common stock that may be issued to all Investors under the August 2022 Securities is limited to 19.99% of the Company’s then outstanding shares of common stock as of the date of issuance unless Shareholder Approval (as defined in the SPA) is obtained to issue more than the 19.99%.

The August 2022 Warrants are exercisable for a period of five (5) years from period commencing on the Commencement Date (as defined therein) and ending on 5:00 p.m. eastern standard time on the date that is five (5) years after the date of issuance, at an exercise price of $0.2355, subject to adjustment provided therein (including cashless exercise). The Company is prohibited from effecting an exercise of the Warrants to the extent that, as a result of such exercise, the holder of the Warrant together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of the such shares. In addition, the sum of the aggregate number of shares of common stock that may be issued to all Investors under the August 2022 Securities is limited to 19.99% of the Company’s then outstanding shares of common stock as of the date of issuance unless Shareholder Approval (as defined in the SPA) is obtained to issue more than the 19.99%.

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the Note, the Conversion Shares, the Warrant, and the Warrant Shares and any additional shares of Common Stock issued and issuable in connection with any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) on or prior to the 90th calendar day following the Closing Date (the “Filing Date”).

The Company shall use its best efforts to cause the registration statement covering the Registrable Securities to be declared effective (the “Effectiveness Date”) by the SEC within one hundred twenty (120) calendar days from the date hereof (or at the earliest possible date if prior to one hundred twenty (120) calendar days from the date of the Registration Rights Agreement.

In connection with the Offering, the Company will issue 312,942 shares (the “Placement Agent Shares”) to Crito Capital LLC.

The Company estimates that the net proceeds from the transaction will be approximately $1,244,000 million after deducting estimated transaction fees and expenses. The net proceeds received by the Company from the transaction will be used for business development, working capital and other general corporate purposes.

The August 2022 Notes contain certain covenants, events of default and triggering events, which would require repayment of the obligations outstanding pursuant to such instruments. The obligations of the Company pursuant to the August 2022 Notes are secured by certain assets of the Company pursuant to the Security Agreement dated August 4, 2022, by and among the Company and the holders of the August 2022 Notes.

The foregoing description of the August 2022 Notes, August 2022 Warrants, the SPA, the Security Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the forms of the August 2022 Notes, August 2022 Warrants, the SPA, the Security Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The August 2022 Notes, August 2022 Commitment Shares and the August 2022 Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1*	Form of Securities Purchase Agreement
10.2*	Form of August 2022 Note
10.3*	Form of August 2022 Warrant
10.4*	Form of Registration Rights Agreement
10.5*	Form of Security Agreement
104	Cover Page Interactive Data File (embedded within the XBRL document)

*	Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2022	ADITXT, INC.

	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer